                                                                   EXHIBIT 10.23
                   Electronic Software Distribution Agreement


                   Electronic Software Distribution Agreement

This Agreement is made and entered into on JULY 1, 1998 by and between Digital River, Inc., its successors or assigns, 5198 West 76th Street Edina, Minnesota, 55439 ("DR") and

            SOUND SOURCE INTERACTIVE, Inc., located at
            16115 Mureau Road, Suite "B", Calabasas, CA
            91302, a California corporation (hereafter referred to as "Vendor"), with its principal office at the same address.

BACKGROUND

a. Vendor is the Owner of all rights (or has a license to sell) to the Software as defined hereunder.

b. Vendor desires to enter into an Agreement with DR to allow DR to distribute the Software.

c. DR desires to obtain the right to distribute the Software.


NOW THEREFORE, the parties hereby agree as follows:

I. DEFINITIONS

a. Software: the executable object code for Vendor's software identified on Exhibit B, including all subsequent versions thereof provided to DR pursuant to this Agreement.

b. Documentation: all computer readable and/or printed instructions, manuals and other materials normally provided from time to time by Vendor to End Users for use of the Software, that are identified on exhibit B, and all subsequent versions thereof provided to DR pursuant to this Agreement.

c. End-User License Agreement ("EULA"): the computer readable license agreement provided by Vendor that 2overns the use of the Product by End Users, and which is to be included with each copy of the Product sold by DR hereunder.

d. DR Materials: computer readable materials provided by DR for inclusion in an electronic package containing the Software, Documentation, and EULA, which Materials have been approved by Vendor.

               Digital River, Inc., Revised 1-26-99 Page 1 of 15

                   Electronic Software Distribution Agreement

e. Product: a copy of the Software, Documentation, EULA and DR Materials, if any, packaged in tangible packaged form for delivery in accordance with this Agreement.

f. End User: person(s) or entity(ies) that acquire a Product for use rather than resale or distribution.

h. Territory: all countries in the world except (i) countries to which export or re-export of any Product, or the direct products of any Product is prohibited by United States law without first obtaining the permission of the United States Office of Export Administration or its successor, and (ii) countries that may be hereafter explicitly excluded pursuant to the terms of this Agreement.

i. Dealer: person(s) or entity(ies) that resell the Product.

2. LICENSE

a. Vendor hereby grants DR, within the Territory, a license and right to:
                                                                -----

   1. Distribute the Product to the End User and/or Dealer as indicated on Exhibit B;

   2. Utilize the Vendor Trademarks in connection with the replication of the Product, packaging and distribution of the Product, in a manner reasonably specified by Vendor; and

   3. Distribute in tangible form the Product to the End User and/or Dealer as indicated on Exhibit

b. The rights granted to DR pursuant to this Agreement shall be deemed to include the right to designate and sell to Dealers, which re-sell the Product to the End User.

c. DR acknowledges that the Software and Documentation are the property of Vendor or its licensors and that DR has no rights in the foregoing except for those expressly granted by this Agreement.

3. VENDOR'S GENERAL OBLIGATIONS

a. Vendor shall deliver the current version of the Product to DR immediate following execution of this Agreement. Vendor will provide DR with: (i) copies of the tangible packaged-Software, (ii) Product specification information in a single file, self extracting archive format, or in another
                    ------
   mutually agreeable computer readable form that can be reproduced by DR, (iii) Documentation in a computer readable form mutually agreeable to the parties that can be reproduced by DR, and (iv) all the items and materials specified in the "Requirements Checklist" on Exhibit A.

b. Vendor shall provide DR with tangible packaged Products containing all new releases, updates, or revisions of the Software and Documentation within a reasonable time after each such release is made generally available by Vendor. Vendor will notify DR of its plans for each


               Digital River, Inc., Revised 1-26-99 Page 2 of 15

                   Electronic Software Distribution Agreement

   new release, update or revision of the Product within a reasonable period of time prior to such release.

c. Vendor will provide all support and be fully responsible for all warranty obligations relating to the Product. Such support and warranty shall be provided in accordance with Vendor's then-current published software support policy, or, in the absence of such a policy in a reasonable manner.

d. Vendor will provide DR, without charge, such technical information, current maintenance documentation, and telephone assistance as is necessary to enable DR to effectively reproduce, electronically package, and distribute the Products by any means outlined herein.

4. WARRANTIES

a. Vendor represents that it has the right and authority to enter into this Agreement and to grant DR the rights to the Software and Documentation - ranted in this Agreement.

b. Vendor warrants to DR that the Vendor has all rights, title, and interest In the Product or has obtained the right to grant the licenses set forth in this Agreement. As of the execution date of this Agreement, Vendor represents that to the best of Vendor's knowledge the Product does not infringe upon or misappropriate the proprietary rights of any third party.

c. DR represents that it has the right and authority to enter into this Agreement.

d. DR represents and warrants that it will use its best efforts to accurately replicate the Product.

e. DR represents and warrants that except for encryption software, if any, supplied by DR, all Products distributed by DR will not be altered in any way.

5. PAYMENTS

a. Vendor agrees to pay DR the Initialization Fee specified on exhibit B. Vendor agrees to allow DR to offset the unpaid Initialization Fee against any or all other amounts owing to Vendor by DR under this agreement. If the net sales from DR exceed $1,000.00 in the first complete calendar month of operation, then DR will waive the Initialization fee. Products available from Vendor will be installed on DR's server upon fulfillment of other obligations pursuant to this Agreement. The Initialization Fee includes normal price changes and version updates. All programming and other changes made after initial site setup excluding normal price changes and version updates will be charged to Vendor at $100.00 per hour ("Site Maintenance"). DR will not charge Vendor for any maintenance or other related web site work without prior Vendor's prior approval. Vendor agrees to pay the billed Site Maintenance charges within 30 days from the date of billing. In the event that Site Maintenance is not paid for within 30 days of billing, Vendor agrees to allow DR to offset the unpaid Site Maintenance against any or all other amounts owing to Vendor by DR under this, Agreement.

b. For each copy of a Product sold and delivered to an End User DR will purchase the Product from Vendor as follows:


               Digital River, Inc., Revised 1-26-99 Page 3 of 15

                   Electronic Software Distribution Agreement

1. For each copy of a Product sold and delivered to an End User, generated other than from Vendor's web site, DR will purchase the Product at a cost equal to the cost outlined as the Distribution Cost on Exhibit B. Vendor agrees not to sell the Product to any others for less than the Distribution Cost outlined on Exhibit B. Vendor agrees to notify DR promptly of any reductions in the Distribution Cost.

2. For purposes of this Agreement the combination of the % Cost and Distribution Cost outlined in 5b.1. and 5b.2. shall be referred to as the "Total Purchase Price".

c. No Total Purchase Price shall be due for copies of the Product returned to DR for refund in accordance with the EULA. No Total Purchase Price shall be due in the case of credit card chargebacks, unauthorized returns, or credit card fraud. DR will use reasonable efforts to prevent such events and to recover funds in the case of fraud.

d. Within thirty. (30) days after the end of each month, DR will remit payment to Vendor of the Total Purchase Price due for the immediately preceding month. DR will provide Vendor with a report (the "Report"), specifying the number of copies of the Product that DR has shipped, or has requested the Vendor to ship, as applicable, during the immediately preceding month and the calculation of the Total Purchase Price due to Vendor in connection therewith.

e. DR will provide to Vendor within thirty (30) days after the end of each month, a report for the immediately preceding month showing the name, address, phone number, e-mail address and certain other customer data along with the quantity of the Product purchased by each End User that purchased the Product from DR.

f. DR agrees to maintain adequate books and records relating to the distribution of the Product to End Users and Dealers. Such books and records shall be available at the principal office of DR for inspection by Vendor or its representative during normal business hours, for the purpose of determining the accuracy of the Total Purchase Price paid to Vendor for the 12 months immediately preceding the start of the audit, in accordance with the terms of this Agreement. Vendor shall have the right to conduct such an audit upon twenty (20) days advance written notice not more than twice each year. In the event that such an audit discloses an underpayment of the Total Purchase Price, which is greater than five percent (5%), then DR shall pay the reasonable costs of such audit, otherwise Vendor shall pay the costs of such audit.

g. Any payment or part of a payment hereunder, which is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid.

h. In addition, Vendor and DR agree to the Marketing payments listed on Exhibit E, if any and agree that any marketing must be approved in writing by Vendor prior to such marketing.


               Digital River, Inc., Revised 1-26-99 Page 4 of 15

                   Electronic Software Distribution Agreement

6. TANGIBLE DELIVERY OF PRODUCTS
a. The following provisions will apply to any Products listed on Exhibit B which are to be delivered in tangible form by DR:

1. The Vendor shall provide DR with an inventory of the Products to be warehoused and used by DR to fulfill orders for the Products. DR shall be responsible for the delivery of the Products to the End User at a location or locations designated by the End User.

2. The Products shall be delivered to DR prepackaged and ready for shipment and delivery to the End User. The Vendor shall be solely responsible for the shipment of the Products to DR and shall be solely responsible for all costs and expenses associated with any such shipments. The Vendor shall bear the entire risk of loss of or damage to the Products during shipments to DR.

3. Within fifteen (15) days after the date of this Agreement, the Vendor shall provide DR with such warehoused quantities of the Products as may be mutually agreed upon In writing by DR and the Vendor. On a periodic basis, DR shall provide an Inventory detail to Vendor showing the current inventory of the Products. Periodically, DR will issue warehouse purchase orders for the estimated needs of Product to be physically shipped. The Vendor shall be responsible for making prompt delivery of the Products to DR.

4. All shipments of Product to DR will be clearly labeled with DR's purchase order number on the outside of the box. If DR is tracking serial numbers for the Products, Vendor will provide with each shipment of Product a complete list of the serial numbers of the Product enclosed in each box.

5. DR shall have no liability of any kind whatsoever as a result of any delay in the delivery of the Products by the Vendor, or the delivery of the Products to DR in non-conforming condition. Upon the termination of this Agreement, at the Vendor's sole cost and expense, the unsold inventory of the Products shall be returned to the Vendor.

7. CONFIDENTIALITY

a. Each party agrees that all binary code, inventions, algorithms, know-how, ideas, and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Confidential Information"). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employees and agents. The receiving party shall not be obligated under this Section 7 with respect to information the receiving party can document:
   1. is or has become readily available to the public through no fault of the receiving party or its employees or agents; or
   2. is received without restriction from a third part), lawfully in possession of such information and lawfully empowered to disclose such information; or
   3. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party.


               Digital River, Inc., Revised 1-26-99 Page 5 of 15

                   Electronic Software Distribution Agreement

   4. is independently developed by the receiving party by its employees or agents without access to the other party's similar Confidential Information.

Each party's obligations with respect to Confidential Information shall continue for the shorter of three (3) years from the date of termination of this Agreement or until one of the above enumerated conditions becomes applicable. Each party acknowledges that its breach of this Section 7 would cause irreparable Injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to injunctive relief and other equitable remedies in the event of a breach of the terms of this Agreement.

b. DR agrees not to: ( i ) disassemble, decompile or otherwise reverse engineer the Software or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; (ii) take any action contrary to EULA except as allowed under this Agreement.

8. VENDOR TRADEMARKS

a. DR acknowledges that the Vendor Trademarks are trademarks owned or licensed solely and exclusively by Vendor. DR agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor.

b. DR shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in or on the Products by Vendor.

9. INDEMNIFICATION
a. Vendor shall defend, indemnify, and hold DR harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, reasonable legal fees and expenses) associated with or incurred as a result of any claim, action, or proceeding instituted against DR arising out of or relating to the acts or failure to act of the Vendor, or any of its affiliated companies, agents, employees or other related parties under this Agreement including, without limitation, actions, claims, or proceedings related to: ( i ) Vendor's performance of its rights and obligations under this Agreement, (ii) the breach by Vendor of an), of the terms of this Agreement or any of the representation and warranties contained herein; or ( iii ) the actual or alleged infringement of any intellectual property rights arising out of Electronic Distributor's duplication, sale, distribution, or other use of the Product pursuant to this Agreement.

b. DR shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against Vendor that may arise from DR's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Product, including claims based on representations, warranties, or misrepresentations made by DR, or any other improper or unauthorized act or failure to act on the part of DR

c. If either Vendor or DR receives notice or knowledge of a claim as described in 9.a. or 9.b. above, it will promptly notify the other party in writing and give the other party all necessary information and assistance and the exclusive authority to evaluate, defend, and settle such claim.


               Digital River, Inc., Revised 1-26-99 Page 6 of 15

                   Electronic Software Distribution Agreement

10. LIMITATION OF LIABILITY
The total liability of DR (including its subcontractors and dealers) for all claims, whether in contract, tort (including negligence and product liability) or otherwise, arising out of, connected with, or resulting from the distribution of the Product or any other terms of this agreement shall not exceed the net amount realized by DR hereunder. IN NO EVENT SHALL DR BE LIABLE FOR ANY LOSS OF DATA, LOST PROFITS, OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES, EVEN IF DR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.


("Initial Term"). This Agreement will be automatically renewed for one successive additional one (1) year term ("Renewal Term") unless terminated by either party upon ninety (90) days written notice prior to the expiration of the Initial Term or any Renewal Term.

b. This Agreement may be terminated by a party "for cause" immediately by written notice upon the occurrence of any of the following events: (i.) If the other party ceases to do business, or otherwise terminates its business operations (except as permitted under Section 12.a.) or ( ii.) If the other shall fall to promptly secure or renew any license registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days. ( iii ) If the other materially breaches any provision of this Agreement and falls to fully cure such breach within thirty (30) days o f written notice describing the breach; or (Iv.) If the other party becomes insolvent or seeks protection under any bankruptcy laws, creditor's arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within ninety (90) days.

c. Upon termination of this Agreement for any reason, DR will immediately cease distribution of the Products. DR shall remit all Total Purchase Prices due to Vendor within sixty (60) days of such termination, less a Reserve of fifteen percent (15%1) for estimated returns.

d. Termination by either party will not affect the rights of any End User under the terms of the EULA.

12. GENERAL PROVISIONS

a. This Agreement may not be assigned by Vendor or by operation of law to any other person, persons, firms, or corporations without the express written approval of DR. DR shall be entitled to assign this Agreement in the event of a merger, acquisition, joint venture, or a sale of substantially all of its assets, or any similar transaction with prior consent of Vendor, which will
                                      ----------------------------------------
   not be unreasonably  withheld.
   -----------------------------

b. All notices and demands hereunder shall be in writing, and shall be served by personal service or by mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices and demands by mail shall be certified or registered mail, return receipt requested, or by nationally


               Digital River, Inc., Revised 1-26-99 Page 7 of 15

                   Electronic Software Distribution Agreement

   recognized private express courier, and shall be deemed given upon the earlier of; receipt or 5 days after mailing.
c. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.
d. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.
e. The indemnification and confidentiality obligations set forth in the Agreement and any other provision which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.
f. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on an), of the provisions of this Agreement.
g. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.
h. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such part,



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                                      VENDOR

DIGITAL RIVER, INC.                                   Company


------------------------------------------------      Signature
Signature

------------------------------------------------
Date

------------------------------------------------------------------------------
                                                      Name & Title:

--------------------------------------------------
Name & Title:
------------------------------------------------------------------------------

               Digital River, Inc., Revised 1-26-99 Page 8 of 15

                   Electronic Software Distribution Agreement

-------------------------------------------------------------------------------
                                                      Date:
------------------------------------------------
Date:
-------------------------------------------------------------------------------



The rest of this page is intentionally blank.
                 -----



               Digital River, Inc., Revised 1-26-99 Page 9 of 15

                  Electronic Software Distribution Agreement

                                   EXHIBIT A
                             REQUIREMENTS CHECKLIST

The "checklist" of items needed to complete the process are:

1) Executed distribution Agreement.

2) Marketing Materials.

   Text - Vendor must deliver this in a .txt file with the information clearly delineated. All Maximum Character lengths INCLUDE spaces. Product Name (30 char. max.), Product Description (50 char. max.), Sales Pitch (255-char. max.), Product Detail (2,000 char. max.)

   Graphics - Product Picture .jpg or .gif, Trademarks/logos (. gif file). Vendor must include any and all computer-readable product specification sheets, collateral, or other information you deem appropriate (.html, pdf, .gif or .txt file).

3) Trial versions of the Products if available.

DR may at its option publish this list or any revisions or ck4nges to it on its web page. In this event, Vendor will be given the URL of the page containing the revised data.

              Digital River, Inc., Revised 1-26-99 Page 10 of 15

                  Electronic Software Distribution Agreement

                                   EXHIBIT B
                                PRODUCTS & FEES

  Distribution Cost -For each copy of a Product delivered to an End User DR will purchase the Product at a cost equal to he Distribution Cost (the "Distribution Cost").

Advertised Price - The average retail street price.

----------------------------------------------------------------------------------------------------------------
Product Name                      Vendor Part    Digital  (D)   Advertised   %        EndUser (E)   Distribution
                                                 Tangible (T)   Price        Cost     Dealer (D)    Cost
                                                 Both (B)                             Both (B)
----------------------------------------------------------------------------------------------------------------
All Dogs Go To Heaven             60017                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Dragonheart                       60016                         $19.95                              $14.75
----------------------------------------------------------------------------------------------------------------
Free Willy 2                      60006                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Free Willy Activity Center        60041                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Hercules & Xena                   60033                         $19.95                              $14.75
----------------------------------------------------------------------------------------------------------------
Movie Magic                       60042                         $19.95                              $14.75
----------------------------------------------------------------------------------------------------------------
Babylon 5 Vol. 1                  50007                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Final Conflict                    60036                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
I Love Lucy                       60028                         $19.95                              $15.00
----------------------------------------------------------------------------------------------------------------
Jurassic Park: Lost World         60041                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Star Trek: Deep Space 9           60023                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Star Trek Voyager                 60026                         $19.95                              $14.75
----------------------------------------------------------------------------------------------------------------
Terminator 2                      60015                         $19.95                              $14.75
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

              Digital River, Inc., Revised 1-26-99 Page 11 of 15

                  Electronic Software Distribution Agreement

                                   EXHIBIT B
                                PRODUCTS & FEES

Distribution Cost -For each copy of a Product delivered to an End User DR will purchase the Product at a cost equal to the Distribution Cost (the "Distribution Cost").

Advertised Price - The average retail street price.


----------------------------------------------------------------------------------------------------------------
Product Name                      Vendor Part    Digital  (D)   Advertised   %        EndUser (E)   Distribution
                                                 Tangible (T)   Price        Cost     Dealer (D)    Cost
                                                 Both (B)                             Both (B)
----------------------------------------------------------------------------------------------------------------
An American Tail                  60079                         $19.95                              $14.25
Animated Movie Box
----------------------------------------------------------------------------------------------------------------
Babe                              60012                         $19.95                              $14.25
Animated Movie Box
----------------------------------------------------------------------------------------------------------------
Babe                              60091                         $29.95                              $20.75
Animated Early Reader
----------------------------------------------------------------------------------------------------------------
Babe Animated                     60092                         $29.95                              $20.75
Preschool Adventure
----------------------------------------------------------------------------------------------------------------
Casper Activity Center            60044                         $19.95                              $14.25
----------------------------------------------------------------------------------------------------------------
Casper Animated                   60083                         $29.95                              $20.75
Early Reader
----------------------------------------------------------------------------------------------------------------
The Land Before Time              60027                         $29.95                              $20.75
Activity Center
----------------------------------------------------------------------------------------------------------------
The Land Before Time              60081                         $29.95                              $20.75
Kindergarten Adventure
----------------------------------------------------------------------------------------------------------------
The Land Before Time              60060                         $19.95                              $20.75
Math Adventure
----------------------------------------------------------------------------------------------------------------
The Land Before Time              60024                         $29.95                              $15.00
Animated Movie Book
----------------------------------------------------------------------------------------------------------------
Lost In Space Animated            60076                         $29.95                              $20.75
Learning Adventure
----------------------------------------------------------------------------------------------------------------
Lost In Space                     60078                         $29.95                              $20.75
Math Adventure
----------------------------------------------------------------------------------------------------------------
The Abyss:                        60045                         $19.95                              $20.75
Incident  at -----
----------------------------------------------------------------------------------------------------------------
Babylon 5: Shadow Works           60035                         $29.95                              $14.75
----------------------------------------------------------------------------------------------------------------
Olympus: War of the Gods          60082                         $29.95                              $20.75
----------------------------------------------------------------------------------------------------------------
Lost In Space                     60075                         $19.95                              $20.75
Entertainment  ---
----------------------------------------------------------------------------------------------------------------
Star Trek: The Game               60047                         $29.95                              $14.25
Show
----------------------------------------------------------------------------------------------------------------
Zuul                              60115                                                             $20.75
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


              Digital River, Inc., Revised 1-26-99 Page 12 of 15

                  Electronic Software Distribution Agreement

                                   EXHIBIT C
                              PRODUCT INFORMATION

Please fill out the following template for each Product

Product Name:

Vendor Name (up to 36 characters):

Product Description:
--------------------

Weight of Product for physical Shipment.

Does this Product include electronic documentaion?   (Y/N)

Does this Product include online help?   (Y/N)

Does this Product have a demonstration version?  (Y/N)

If yes, what differentiates the demo from the real Product?


What is the platform for this Product? (Mac, Win 3.X, Win95, NT, or UNIX)

What is the advertised price of this  product?

Is this Product serialized? (Y/N)_______________________

Does this Product have an export band?  (Y/N)

If yes, to which countries is export restricted or banned?



              Digital River, Inc., Revised 1-26-99 Page 13 of 15

                  Electronic Software Distribution Agreement

                                   EXHIBIT D
                                VENDOR DELIVERY

(nothing is to appear on this page)



              Digital River, Inc., Revised 1-26-99 Page 14 of 15

                  Electronic Software Distribution Agreement

                                   EXHIBIT E
                             Coop Advertising Funds

If this exhibit is attached, and initialed by DR and Vendor in the space provided, then the terms herein shall become an addition to the Payments section of the Agreement as provided in 5h. of the Agreement. Nothing in this Exhibit E is intended to change the other obligations or responsibilities contained in the Agreement.

DR will accrue a coop advertising allowance ("COOP") in an amount equal to eight five percent (8%) (5%) of the Total Purchase Price for sales of Vendor's Products. Such allowance may be used to fund advertising, channel marketing and promotions for Vendor's Product by DR including, but not limited to, purchasing links to banners from focused Internet Web sites. Vendor agrees to allow DR to offset this COOP against any or all other amounts owing to Vendor by DR under this Agreement.

Vendor agrees to allow DR to offset this MDF against any or all other amounts owing to Vendor by DR under this Agreement.

DR agrees that all Coop Advertising received from Vendor will be used to promote the sales of Vendor's Products and must be approved by Vendor in writing prior to the use thereof. DR agrees to provide a schedule / proof of performance compliance and will maintain records of same for at least one year after termination / expiration of this Agreement, for auditing purposes.

Please initial in the space below:



DR __________________________________


Vendor ______________________________



              Digital River, Inc., Revised 1-26-99 Page 15 of 15